UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 28, 2003

VORNADO REALTY TRUST
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	No. 001-11954 (Commission File Number)	No. 22-1657560 (IRS Employer Identification No.)

888 Seventh Avenue New York, New York (Address of Principal Executive Offices)	10019 (Zip Code)

Registrant's telephone number, including area code:  (212) 894-7000

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

            On May 28, 2003, the Board of Trustees of Vornado Realty Trust (the “Company”) approved the filing of a resale shelf registration statement (the “Registration Statement”) with the Securities and Exchange Commission covering the sale by each of: Mr. Robert H. Smith and/or his spouse, and Mr. Robert P. Kogod and/or his spouse, of up to 300,000 common shares, par value $0.04 per share. Mr. Smith and Mr. Kogod agreed that the net proceeds from any such sales will be donated to charitable organizations. The Company anticipates filing the Registration Statement in the near future.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY TRUST

(Registrant)
By:	/s/ Joseph Macnow

	Name: Title:	Joseph Macnow Executive Vice President- Finance and Administration and Chief Financial Officer

Date:  June 2, 2003